Exhibit 99.1

LASERLOCK TECHNOLOGIES COMPLETES RESTRUCTURING

New Senior Management Team Joins Company

Fundamental Biometric, Identity and Authentication Technology Acquired

Debt Retired, $1,500,000 Raised in Equity Private Placement

NEW YORK – June 17, 2015 – LaserLock Technologies, Inc. (OTCBB: LLTI), a pioneer in protecting companies, industries, governments and individuals from the rising threat of identity theft, counterfeiting and fraud, announced today that it has completed a recapitalization in which the company finalized the appointment of a new senior management team, acquired fundamental technology, completed a capital raise, retired outstanding debt, and announced it is in the process of changing the company’s name to VerifyMe and ticker symbol to VRFY.

NEW SENIOR MANAGEMENT TEAM JOINS COMPANY

On May 5, 2015, Paul Donfried was named Chief Executive Officer of the company.

•	Mr. Donfried is a biometrics and authentication expert. Prior to joining Laserlock, he served as Chief Technology Officer of Identity and Access Management for Verizon where he was responsible for the strategy, engineering and marketing of Verizon’s portfolio of enterprise identity services. Prior to Verizon, Paul served as a Vice President of Identity and Access Management Solutions at Science Applications International Corp. (SAIC) after holding various roles at Apple Inc., General Electric Company and The Bank of Montreal.

On June 12, 2015, Sandy Fliderman joined the company as Chief Technology Officer and Jennica Hawkins joined the company as Vice President of Sales.

•	Mr. Fliderman has over twenty years of experience in technology, having started his career in banking technology at J.P. Morgan. Most recently, Mr. Fliderman served as the Chief Information Officer at VEEDIMS, an Internet of Things platform provider. Prior to that Mr. Fliderman was the co-founder and CTO of Zaah.com where he created VerifyMe’s patented technology.

•	Ms. Hawkins brings sales and communication experience, most recently having developed a channel strategy and established the initial partners for LaserLock in the Northeast region of the United States. Ms. Hawkins is a successful entrepreneur, with a strong background in relationship management, marketing and business development. She has taught Business Communications and Leadership through the Harvard Extension School.

“We are pleased to announce the restructuring. Our digital and physical authentication solutions are simple to implement, have never been compromised and provide clients with both low cost and flexibility,” says Paul Donfried, Chief Executive Officer. “Our new management team is focused on creating shareholder value through fulfillment of existing revenue generating customers and aggressively closing deals with our formidable pipeline.”

FUNDAMENTAL BIOMETRIC, IDENTITY AND AUTHENTICATION TECHNOLOGY ACQUIRED

LaserLock has reached an agreement to acquire the patent portfolio and underlying technology behind its flagship cyber authentication product, VerifyMe. Prior to closing the acquisition, VerifyMe had licensed the technology to LaserLock. The portfolio includes patents for authentication mechanisms including biometrics, live-ness detection, duress detection, privacy protection and risk scoring processes.

“As the world moves beyond password and 2-factor authentication, our digital platform delivers military grade authentication (NIST),” said Sandy Fliderman, Chief Technology Officer. “It offers the most secure alternative for authenticating human beings.”

RECAPITALIZATION; EQUITY PRIVATE PLACEMENT

Prior to completing the recapitalization, LaserLock had substantial debt, accounts payable and license payment obligations. The company has reached agreements with certain holders of its previously outstanding notes, as well as the licensor of the cyber authentication technology, in which the outstanding debts and license payments were converted into shares of common stock.

The company emerges from this transaction with virtually no debt and owning the VerifyMe technology outright, with no future royalty or license payments owed.

Simultaneously with the recapitalization, LaserLock raised $1,500,000 in a series of private placement transactions in exchange for shares of common stock. Warrants to purchase shares of common stock were not issued as a part of this transaction.

REVERSE SPLIT AND NAME CHANGE

Prior to the recapitalization, the Board of Directors and the holders of approximately 52% of the company’s total voting capital stock approved an 85-for-1 reverse stock split of the company’s issued and outstanding capital stock, and an amendment to the company’s organizational documents to change the company’s corporate name to “VerifyMe, Inc.”

When the reverse stock split becomes effective, every eighty-five (85) shares of common stock outstanding will automatically combine into one (1) new share of common stock with no change in par value per share. This will reduce the total outstanding shares of common and preferred stock to approximately 7.11 million.

The reverse stock split intends to consolidate and simplify the company’s capital structure, increase its per share market price, making the company’s stock available to a broader group of investors and enabling the company to seek listing of its common stock on a senior exchange in the future.

The name change is part of a re-branding initiative to better align the company’s name with its future strategy and near-term product roadmap.

The company anticipates the reverse stock split and name change will be effective on or about July 15, 2015. The company has reserved the ticker symbol “VRFY” with the OTC Bulletin Board and expects to start trading under the new symbol in July.

Until such time, the company’s common stock will continue to trade on the OTCBB under the symbol “LLTI.”

About the Company

LaserLock is a high tech solutions company in the field of authenticating products and people. The company authenticates products, documents and currency with a suite of proprietary security inks and authenticates people by performing strong, multi factor validation via a patented digital platform called VerifyMe. To learn more, visit www.laserlocktech.com or www.verifyme.com.

Forward-Looking Statements

This press release includes “forward-looking statements”, which may be identified by words such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: our ability to raise additional capital, our limited revenues generated to date, our ability to attract and retain qualified personnel, the ability to successfully develop licensing programs and generate business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments, intense competition with larger companies, general economic conditions, and other factors set forth described in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K filed with the SEC on April 16, 2015. LaserLock Technologies expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors and Media:

Paul Donfried

Chief Executive Officer

pdonfried@laserlocktech.com

202-400-3700 x120

INVESTOR RELATIONS

LaserLock Technologies

IR@laserlocktech.com